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                                                                    Exhibit 21.1

                  List of Subsidiaries of Digital Impact, Inc.
                                  As of 6/9/04

                                                   Jurisdiction of Incorporation
Digital Impact eMarketing (UK) Limited...........................   England
MineShare, Inc...................................................   California
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